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                                                               Exhibit 10.15(a)


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                          VENTANA MEDICAL SYSTEMS, INC.

                      CONVERTIBLE UNSECURED PROMISSORY NOTE

$_______________                                                 Tucson, Arizona
                                                               February 26, 1996


     FOR VALUE RECEIVED, VENTANA MEDICAL SYSTEMS, INC., a Delaware corporation (the "Company"), hereby absolutely and unconditionally promises to pay to _____________________________ (the "Holder"), or order, the principal amount of
__________________, together with simple interest on such principal amount at the rate of 7% per annum.

         This Note is one of several Notes issued pursuant to Note Exchange Agreements entered into in connection with transactions contemplated by an Agreement and Plan of Reorganization dated January 19, 1996 (the "Reorganization Agreement") by and among the Company, Ventana Acquisition Corporation and BioTek Solutions, Inc. All rights under this Note rank equally with all rights under all other Notes, and no holder of this Note shall have rights senior to the rights of the holders of all or any other Notes.

         All capitalized terms used herein shall have the meanings designated for them in the Reorganization Agreement, unless the context requires otherwise.

         1. Repayments and Prepayments.

            (a) All principal under this Note shall be due and payable on February 26, 1998. All accrued interest under this Note shall be due and payable on the following dates: (i) February 26, 1997 (the first interest payment is referred to herein as the "First Interest Payment" and the date of payment of the First Interest Payment is referred to herein as the "First Interest Payment Date"); (ii) May 26 1997; (iii) August 26, 1997; (iv) November 26, 1997; and (v)
February 26, 1998. Any payment of this Note shall be made only at the same time as the Company pays all other Notes issued pursuant to the Reorganization Agreement, with such payments to be made pro-rata in proportion to the then outstanding principal amounts of such Notes.
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            (b) The Company may prepay this Note at any time, either in whole or in part, without premium or penalty and without the prior consent of the Holder. Any prepayment of this Note shall be made only at the same time as the Company prepays all other Notes issued pursuant to the Reorganization Agreement, with such prepayments to be made pro-rata in proportion to the then outstanding principal amounts of such Notes.

            (c) The Company shall prepay this Note, and all accrued interest thereon, within thirty (30) days following the closing of an initial public offering of the Company's securities provided the net proceeds from such offering to the Company are in excess of $20 million.

            (d) Notwithstanding anything to the contrary set forth herein, if the Company prepays this Note in full prior to the First Interest Payment Date, or if this Note is converted into shares of Common Stock by the Holder pursuant to Section 3 below, then no interest shall be due and payable hereunder.

            (e) Notwithstanding anything to the contrary set forth herein, the Company may elect to pay the First Interest Payment in shares of the Company's Common Stock. If the Company makes such an election, then the issuance price of the shares shall be $5.00 per share (subject to proportionate adjustment in the event of a stock split or combination of Ventana Common Stock).

            (f) All payments received under this Note shall be applied first to accrued interest on the date of payment and then to the outstanding principal balance of this Note.

            (g) Should any interest not be paid within 15 days of the due date therefor under this Note, such unpaid interest shall, at the option of the holder of this Note, become a part of the principal hereof and thereafter bear like interest as the principal of this Note.

         2. Subordination.

            (a) "Senior Indebtedness" means the principal of and premium, if any, and interest on indebtedness of the Company for money borrowed from commercial banks, equipment lessors or other financial institutions under a secured or unsecured line of credit, term loan or equipment lease.

            (b) The Company agrees and the holder of each Note, by acceptance thereof, agrees, expressly for the benefit of the present and future holders of Senior Indebtedness, that, except as otherwise provided herein, upon (i) an event of default under any Senior Indebtedness, or (ii) any dissolution, winding up, or liquidation of the Company, whether or not in bankruptcy, insolvency or receivership proceedings, the Company shall not pay, and the holder of such Note shall not be entitled to receive, any amount in respect of the principal and interest of such Note unless and until the Senior Indebtedness shall have been paid or otherwise discharged. Upon (1) an event of default under any Senior Indebtedness, or (2) any dissolution, winding up or liquidation of the Company, any payment or distribution of assets of the Company, which the Holder would be entitled to receive but for the provisions hereof, shall be paid by the liquidating trustee or agent or other person making such

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payment or distribution directly to the holders of Senior Indebtedness ratably according to the aggregate amounts remaining unpaid on Senior Indebtedness after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness. Subject to the payment in full of the Senior Indebtedness and until this Note is paid in full, the Holder shall be subrogated to the rights of the holders of the Senior Indebtedness (to the extent of payments or distributions previously made to the holders of Senior Indebtedness pursuant to this Section 2(b)) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness.

            (c) This Section 2 is not intended to impair, as between the Company, its creditors (other than the holders of Senior Indebtedness) and the Holder, the unconditional and absolute obligation of the Company to pay the principal of and interest on the Note or affect the relative rights of the Holder and the other creditors of the Company, other than the holders of Senior Indebtedness. Nothing in this Note shall prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under the Note, subject to the rights, if any, of the holders of Senior Indebtedness in respect to cash, property or securities of the Company received upon the exercise of any such remedy.

         3. Conversion.

            (a) On or before March 27, 1996 (the "Conversion Date"), the Holder hereof shall complete the conversion election attached hereto as Exhibit A (the "Conversion Election") and shall deliver the same to the Chief Financial Officer of the Company. Pursuant to the Conversion Election, the Holder shall have the right to convert all or any portion of the principal amount of this Note into shares of the Company's Common Stock at a conversion price of $5.00 per share (subject to proportionate adjustment in the event of a stock split or combination of Ventana Common Stock). If the Holder elects to convert all or any portion of the principal amount of this Note, then the Holder shall tender this Note to the Company with the Conversion Election. If the Holder fails to deliver the Conversion Election to the Company on or prior to the Conversion Date, then the Holder shall be deemed to have elected to convert one-half (1/2) of the principal amount of this Note into shares of the Company's Common Stock pursuant hereto. The foregoing provisions shall not apply to any Notes included in the Escrow Fund established pursuant to the Reorganization Agreement.

            (b) The Company shall not be obligated to issue a certificate evidencing shares of the Company's Common Stock issuable upon conversion of this Note unless this Note is either delivered to the Company, or the Holder notifies the Company that this Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with this Note. The Company shall, as soon as practicable after such delivery, or such agreement and indemnification, issue and deliver at such office to such holder of this Note, a certificate or certificates for the Common Stock to which the holder shall be entitled and a
Note in the principal amount equal to the principal amount hereunder that the Holder has not elected to convert into Common Stock.

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         4. Events of Default; Acceleration. The principal amount of this Note is subject to prepayment in whole or in part upon the occurrence and during the continuance of any of the following events (each, an "Event of Default"): (i) failure to pay any amount owing by the Company hereunder when due and payable,
(ii) failure of the Company to pay any material amount due under or in respect of any material promissory note, lease or other agreement or instrument relating to any indebtedness owing by the Company beyond any grace period provided therein (for purposes hereof, a material amount shall mean an amount in excess of $250,000) or (iii) the initiation of any bankruptcy, insolvency, moratorium, receivership or reorganization by or against the Company, or a general assignment of assets by the Company for the benefit of creditors. Upon the occurrence of any Event of Default, the entire unpaid principal balance of this Note and all of the unpaid interest accrued thereon shall be immediately due and payable.

         5. Notices.

            (a) All notices, reports and other communications required or permitted hereunder shall be in writing and may be delivered in person, by telecopy with written confirmation, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (i) if to the Holder, at such Holder's address set forth on Schedule A to the Escrow Agreement attached as Exhibit C to the Reorganization Agreement (or such other address as the Holder shall have furnished the Company in writing) and (ii) if to the Company, at 3865 North Business Center Drive, Tucson, AZ 85705, Attention: President (or such other address as the Company shall have furnished the Holder in writing).

            (b) Each such notice, report or other communication shall for all purposes under this Note be treated as effective or having been given when delivered if delivered personally or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if sent by telecopier with written confirmation, at the earlier of (i) 24 hours after confirmation of transmission by the sending telecopier machine or (ii) delivery of written confirmation.

         6. Miscellaneous.

            (a) With the written consent of the record holders of more than 50% of the principal amount of the Notes then outstanding, the obligations of the Company and the rights of the holders under the Notes may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Note; provided, however, that no such waiver or supplemental agreement shall reduce the above percentage of principal amount, the holders of which are required to consent to any waiver or supplemental agreement, without the consent of the record or beneficial holders of all of the Notes, nor reduce the principal amount of a holder's Note or the interest rate payable on a holder's Note or increase the obligations of any holder of a Note without

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such holder's written consent. Upon the effectuation of each such waiver, consent, agreement, amendment or modification the Company shall promptly give written notice thereof to the record holders of the Notes who have not previously consented thereto in writing. Neither this Note nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing.

            (b) No failure or delay by the Holder to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The provisions of this Note are severable and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction. This Note expresses the entire understanding of the parties with respect to the transactions contemplated hereby. The Company and every endorser and guarantor of this Note regardless of the time, order or place of signing hereby waives presentment, demand, protest and notice of every kind, and assents to any extension or postponement of the time for payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

            (c) This Note shall for all purposes be governed by, and construed in accordance with the laws of the State of Delaware (without reference to conflict of laws).

            (d) This Note shall be binding upon the Company's successors and assigns, and shall inure to the benefit of the Holder's successors and assigns.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officer to take effect as of the date first hereinabove written.

                                              VENTANA MEDICAL SYSTEMS, INC.


                                              __________________________________
                                              R. Michael Rodgers,
                                              Vice President

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                                    EXHIBIT A

                               CONVERSION ELECTION


To:  VENTANA MEDICAL SYSTEMS, INC.

     (1) The undersigned

         (a) ____hereby elects to purchase ____________ shares of Common Stock at a purchase price of $5.00 per share upon conversion of that certain Convertible Unsecured Promissory Note (the "Note") issued to the undersigned by Ventana.

         (b) ____hereby elects not to convert any portion of the Note into Ventana Common Stock and elects to retain the entire Note in its current form.

     (2) In the event that the election in paragraph 1(a) has been made, please issue a certificate of certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                           __________________________
                                    (Name)

                           __________________________

                           __________________________
                                   (Address)

     (3) To the extent that the undersigned has elected to convert some (but less than all) of the principal amount of the Note, please issue to the undersigned a replacement Note representing the unconverted principal amount of the original Note.

     (4) In the event that the election in paragraph 1(a) has been made, the undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.


__________________________                     __________________________
(Date)                                               (Signature)

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